Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Phil Nichols

Treasurer

(866) 814-6512

Massey Energy Addresses EPA Suit

Richmond, Virginia, May 14, 2007 – Several subsidiaries of Massey Energy Company (NYSE:MEE) were named in a lawsuit filed on May 10, 2007 by the Environmental Protection Agency (“EPA”) in the U.S. District Court in Charleston, West Virginia. The lawsuit alleged these subsidiaries discharged contaminates in violation of the Clean Water Act.

“Massey Energy has been, and continues to be, respectful of the environment in which we operate. We go to great lengths to ensure compliance with all federal and state regulations,” said Don Blankenship, Massey Energy President and CEO. Massey Energy submits to the states in which it operates several thousand water samples every year from across its operations. For the permits in question, the Company believes it achieved a compliance rate of 99% or better. Importantly, the vast majority of incidents at issue had little or no impact on water quality. In fact, the Company believes its high compliance rate actually exceeds the level of compliance that was anticipated by the EPA when it issued regulations applicable to the coal industry. Massey Energy also believes its Company-wide compliance rate compares favorably with the rest of the coal producing industry.

The EPA has suggested that Massey Energy is part of a wider enforcement effort across the industry. At this time, based on currently available information, the Company does not believe that the impact of the lawsuit will be material to the ongoing prospects of the Company.

Massey Energy Company, headquartered in Richmond, Virginia, with operations in West Virginia, Kentucky and Virginia, is the fourth largest coal producer by revenue in the United States.

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FORWARD-LOOKING STATEMENTS: Certain statements in this press release are forward-looking as defined by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made as well as predictions as to future facts and conditions the accurate prediction of which may be difficult and involve the assessment of events beyond the Company’s control. Caution must be exercised in relying on forward-looking statements. Due to known and unknown risks, the Company’s actual results may differ materially from its expectations or projections. Factors potentially contributing to such differences include, among others: market demand for coal, electricity and steel which could adversely affect the Company’s operating results and cash flows; future economic or capital market conditions; deregulation of the electric utility industry; competition in coal markets; inherent risks of coal mining beyond the Company’s control, including weather and geologic conditions; the Company’s ability to expand mining capacity; the Company’s production capabilities; the Company’s plan and objectives for future operations and expansion or consolidation; failure to receive anticipated new contracts; customer cancellations of, or breaches to, existing contracts; customer delays or defaults in making payments; the Company’s ability to manage production costs; the Company’s ability to timely obtain necessary supplies and equipment; the Company’s ability to attract, train and retain a skilled workforce; fluctuations in the demand for, price and availability of, coal due to labor and transportation costs and disruptions, governmental policies and regulatory actions, legal and administrative proceedings, settlements, investigations and claims, foreign currency changes and other factors; and greater than expected environmental and safety regulation, costs and liabilities. The forward-looking statements are also based on various operating assumptions regarding, among other things, overhead costs and employment levels that may not be realized. While most risks affect only future costs or revenues anticipated by the Company, some risks might relate to accruals that have already been reflected in earnings. The Company’s failure to receive payments of accrued amounts could result in a charge against future earnings.

Additional information concerning these and other factors can be found in press releases as well as Massey’s public filings with the Securities and Exchange Commission, including the Company’s Form 10-K for the year ended December 31, 2006, which was filed on March 1, 2007. Massey’s filings are available either publicly, on the Investor Relations page of Massey’s website, www.masseyenergyco.com, or upon request from Massey’s Investor Relations Department: (866) 814-6512 (toll free). Massey disclaims any intent or obligation to update its forward-looking statements. For further information, please contact the Company via its website at www.masseyenergyco.com, Investor Relations.